Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of V-ONE Corporation (the Company) on Form S-3 of our report dated March 13, 1998, on our audits of the financial statements of the Company as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996, and 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                             /s/ PricewaterhouseCoopers LLP


McLean, Virginia
December 16, 1998